SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of report: September 19, 2000


                          FIRST MUTUAL BANCSHARES, INC.
               (Exact Name of Registrant as Specified in Charter)


            WASHINGTON               005-57091                 91-2005970
   (State of Incorporation)    (Commission File Number)       (IRS Employer
                                                         Identification Number)


                              400 108th Avenue NE
                             Bellevue, WA 98004
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (425) 455-7300


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

              On September 19, 2000 First Mutual Bancshares, Inc. a Washington corporation (the "Company"), dismissed Deloitte & Touche LLP as the Company's independent accountants and engaged Moss Adams LLP as its new independent accountants. The decision to change the Company's accounting firm was approved by the Company's Audit Committee of the Board of Directors as empowered by the Board of Directors.

              Deloitte & Touche LLP reports on the Company's financial statements for December 31, 1999 and December 31, 1998 (the two most recent fiscal years) contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

              During the Company's last two fiscal years and the subsequent interim periods to the date hereof, there were no material disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statement.

              None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and the subsequent interim period regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

              The Company has requested Deloitte & Touche LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. A copy of such letter, dated September 20, 2000 is filed as an Exhibit to this 8-K.

              The Company has engaged the accounting firm of Moss Adams LLP as its new independent accountant. The decision to appoint Moss Adams LLP as the new independent accountants for the Company was approved by the Company's Audit Committee as empowered by the Board of Directors.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits
                           Letter from  Deloitte & Touche LLP agreeing  with the
statements contained in this Form 8-K.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST MUTUAL BANCSHARES, INC.

                                 By: /s/ John R. Valaas
                                    -------------------------------------------
                                 John R. Valaas
                                Its:  President and Chief Executive Officer



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      Exhibit Number        Description

      16              Letter of Deloitte & Touche LLP dated September 20, 2000.






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